DEFINITIVE AGREEMENT FOR DEVELOPMENT OF “CIENEGUITA” PROJECT

ENTERED INTO BY MINERA RIO TINTO, S.A. DE CV. REPRESENTED HEREIN BY ITS SOLE ADMINISTRATOR MARIO HUMBERTO AYUB TOUCHE, HEREINAFTER REFERRED TO AS “MRT”, AND BY MEXORO MINERALS LTD, REPRESENTED HEREIN BY ITS CEO FRANCISCO RAMON QUIROZ LUNA, HEREINAFTER REFERRED TO AS “MEXORO” AND BY SUNBURST MINING DE MEXICO S.A. DE C.V. REPRESENTED HEREIN BY FRANCISCO QUIROZ LUNA AND JUAN MANUEL FLORES CARRILLO, HEREINAFTER REFERRED TO AS “SUNBURST” AS PER THE FOLLOWING:

STATEMENTS

I.- MRT STATES BY MEANS OF ITS SOLE ADMINISTRATOR THAT:

a).-

Its principal is  a company incorporated on July 1 nineteen hundred ninety four before the public faith of Victor Emilio Anchondo Paredes, Notary Public No. 29 for this Judicial District of Morelos, State of Chihuahua, as per Public Deed Number 330, Volume 16, which business purpose, among others, is to acquire, by application or by any other legal title, mines, placers, stratum or deposit and alluvial deposits containing mineral ore; enter into agreements of any kind related to mining claims, and it is duly recorded under number 461, folio 18, book 666 of the Commerce Section, Real Estate Public Records Office of this Judicial District of Morelos dated September 14, 1994, which is recorded under number 139, folio 176 front and 177 front, Volume XXI of the Book of Mining Companies dated December 7, 1995.

b).-

The authority he appears with has not been revoked nor modified in any way;

c).-

MRT has the capacity, experience, capital, technical and operating support, sufficient to develop this contract;

II.- MEXORO STATES BY MEANS OF ITS CEO:

a)

To be a Colorado company, incorporated pursuant to the laws of the State of Colorado, United States of America and is a reporting company under the Securities and Exchange Commission, United States of America, as per number  0-23561, and 84-1431797 of IRS Employer Identification Number.

b)

As Chief Executive Officer, he has the necessary authorities to enter into this contract, authorities which have not been revoked or modified in any way.

c)

MEXORO is the owner of 99.99% of the capital shares of SUNBURST, also appearing at the execution of this contract.

d)

Shall be also subject to the provisions of Statement III, paragraph f) herein.

III.- SUNBURST STATES BY MEANS OF ITS LEGAL REPRESENTATIVES:

a)

To be a Mexican corporation incorporated by public deed number 9,912 (nine thousand nine hundred twelve), Volume XXXVIII (thirty eight), before the public faith of Guilebaldo Flores Tirado, Notary Public number 118, in duty in Mazatlan, Sinaloa, on July 8 (eight) 2005 (two thousand five), recorded under electronic mercantile folio number 17658*2 (seventeen thousand six hundred fifty eight asterisk two) before the Commerce Public Records Office of Mazatlan, Sinaloa, on July 13 (thirteen) 2005 (two thousand five), as well as mercantile folio number 24401*10 of the Real Estate Public Records Office and Commerce of Chihuahua, Chihuahua, dated May 21, 2008, as well as mercantile folio number 24401*10 of the Real Estate Public Records Office and Commerce of  Chihuahua, Chihuahua, on May 21, 2008 and under deed number 270 (two hundred seventy), page 135 (one hundred thirty five) over, volume XXXVIII (thirty eight), of the Book of Mining Companies, in the Mining Records Office.

b)

Its legal representatives have the sufficient authority to enter into this contract, which have not been revoked or modified in any way.

c)

To be the holder of rights derived from the “Exploration, working and purchase promise” entered into with the company  “Corporativo Minero S.A. de C.V.”, in regards to the following mining concessions:

1)

AURIFERO, title 196356, area 492 hectares;

2)

AURIFERO NORTE, title 196153, area 60 hectares;

3)

LA MARAVILLA,  title 190479, area 48 hectares;

4)

AQUILON UNO, title 208339, area 222 hectares;

These concessions altogether constitute the “CIENEGUITA PROJECT” or the “PROJECT”, located in the municipality of Urique, Chihuahua.

d)

It has the necessary licenses and authorizations by the corresponding authorities for the development of the preparation and working development of the “CIENEGUITA PROJECT”.

e)

It requires the participation and financing from MRT to develop the PROJECT.

f)

To operate the Third Phase of the contract herein, the authorization from Paramount Gold & Silver Corporation is required in regards to Industrial Mortgages or Security Agreements dated May 9, 2008 and June 12, 2008 which guarantee the Convertible Debentures of May 9, 2008 for US$500,000.00 (Guaranteed with Mortgage dated May 9, 2008);  of June 18 and July 11, 2008, for US$370,000.00 and US$500,000.00 correspondingly (Guaranteed with Mortgage of June 12), all with an interest of 8% per year, to be due in one year as of the execution of each one; or, payment to release any encumbrance on its assets.

IV.- THE PARTIES STATE:

a)

To acknowledge each other with their authority they appear to enter into this contract;

b)

They acknowledge the status of the mentioned mining concessions and the Industrial Mortgages;

c)

On November 21, 2008, they entered into a Letter of Intent to make a Strategic Alliance to provide funding for the development and production of the  CIENEGUITA PROJECT, in which compliance they execute this contract;

d)

They have decided to join their efforts and resources to develop the PROJECT; therefore, it is their will to enter into this contract based on the following:

CLAUSES

1.- PURPOSE

1.1.- The parties enter into this contract to develop the “CIENEGUITA PROJECT” in its preparation, working and commercialization of  mineral deposits in it.

2.- DEVELOPMENT OF THE PROJECT.

2.1.- The CIENEGUITA PROJECT, shall be Developed in the following phases:

FIRST PHASE.- INITIAL INVESTMENT

SECOND PHASE.- DEVELOPMENT AND INITIAL PRODUCTION OF THE PROJECT

THIRD PHASE.- FEASIBILITY OF THE PROJECT (Bankable Feasibility)

The development of each phase shall be carried out pursuant to the provisions of the following clauses:

3.- FIRST PHASE, INITIAL INVESTMENT.

3.1.- MRT will invest in SUNBURST and MEXORO up to the amount of de US$1,000,000.00 (ONE MILLION DOLLARS 00/100) within 5 months from the execution of the Letter of Intent mentioned in the above Statement III, paragraph c), to be used as work capital of  SUNBURST AND MEXORO, by 1 (one) initial payment of US$250,000.00 and 5 (five) monthly payments of US$150,000.00.

3.2.- For each payment made by MRT according to the above paragraph, MEXORO shall subscribe  Secured Convertibles Debentures. These shall bear an annual interest at the rate of 8% and a conversion date to December 31, 2010. The interest shall be paid every quarter in cash or in common stock, at the discretion of MEXORO. Payment of interests made in common shares shall be calculated at a 20% discount to the 20 day trading average of the shares as quoted on the OTC BB or other such exchange as the case may be. The Secured Convertible Debentures authorize MRT to change the invested amounts for Units whose value shall be US$0.60 each.

Each Unit consists of 2 (two) common shares of MEXORO and a Warrant, exercisable at US$0.50 per share for a period of 3 years.

If the 30 thirty days trading average of the shares as quoted on the OTC BB or other such exchange, before the mature date is US$0.60 or higher per share, MRT will be obligated to convert into shares the amount owed on the Convertible Debenture.

3.3.- The Secured Convertible Debentures shall be guaranteed with a Unilateral Assumption of Obligations and constitution of Industrial Mortgages made by  SUNBURST, over its assets and rights, which shall be due in a recordable manner in the Mining Public Registry and the Real Estate and Commerce Public Records Office, at the place of registration as appropriate. It is understood that such a pledge will be subordinate to the current security agreement with Paramount Gold and Silver Corp.

3.4.- Any payment made by MRT during this phase, shall produce the right for MRT to enter into the SECOND and THIRD phase further described.

4.- SECOND PHASE, DEVELOPMENT AND INITIAL PRODUCTION OF THE PROJECT.

4.1.- The development and initial production of the Project consists in carrying out each and all exploration activities, mining, benefit, smelting, freight, commercialization and any other necessary for CIENEGUITA PROJECT to have the necessary conditions for production.

4.2.- The production to be developed during this phase consisting in removing, transfer, benefit, smelting and commercialization of mineral ore deposits shall be limited to the surface of the PROJECT, to a maximum depth of  15 meters.

4.3.- For the development of this phase,  SUNBURST, within its regular operations and based on its Exploitation Rights, shall enter into an Operation and Exploitation Contract with MRT to develop this phase of the PROJECT, which purpose shall be the following:

a) Activities of MRT:

1.-

Prior initiation of production, MRT shall make a land surveying to determine the amount and location of the mineral capable of being mined and removed;

2.-

All necessary work to site development;

3.-

All mining work (removal of mineral ore)

4.-

Transportation of mineral to the plant;

5.-

Benefit of mineral;

6.-

Transportation to final seller; (Port or Smelter)

7.-

Sale and invoice any advance payment and final payment to final buyer;

8.-

Once payment is received, it shall first of all pay all operation expenses caused for the development of the object of this contract, which shall be invoiced and verified;

9.-

From the net amount resulting from the sale,  any royalty corresponding to contracts with Corporativo Minero, S.A. de C.V.;

10.-

From the remaining amount, MRT shall retain 75% as consideration for the development of the contract, and the remaining  25% shall be paid to SUNBURST, by issuing the corresponding invoices

b) Activities of SUNBURST:

1.-

Develop the exploration work  of the PROJECT;

2.-

Allow the performance of the work by MRT;

3.-

Verify and have the control of the quantity of mineral removed from the PROJECT;

4.-

Review and monitor all activities carried out by MRT in developing the contract;

5.-

Authorize the sale of mineral ore by MRT;

6.-

Receive and invoice payments by MRT as per the provisions in this contract.

4.4- MRT, to carry out the development of this phase may, at its own discretion, sub-lease or enter into the necessary contracts with individuals or entities required for said purpose.

4.5.- To carry out the OPERATION contract of CIENEGUITA PROJECT,  MRT shall make use of its know-how, its personnel, resources and necessary machinery; SUNBURST, shall likewise provide its human, technical resources, and machinery required by MRT, provided it shall not interfere with the regular operation of SUNBURST, at its exclusive discretion.

Any equipment and machinery provided by the parties to develop the Project shall be returned to each party at the end.

4.6.- During this phase, MRT shall be the operator of the Project and no additional fees shall be caused for operation and administration cost, nor any additional amount shall be charged to the corresponding payments for reason of supervision of all work and exploitation activities.

4.7.- MRT shall finance any necessary activity to develop this phase, which may be up to the amount of US$3,000,000.00 (Three million dollars 00/100, legal currency of the United States of America).

5.- THIRD PHASE, FEASIBILITY OF THE PROJECT (Bankable Feasibility)

5.1.- The Bankable Feasibility of the project consists in carrying out each and all acts and activities required to  have the PROJECT in suitable conditions to obtain financing from banks (Bankable Feasibility) to carry out its definite exploitation.

Such acts and activities consist of drilling, geological work, metallurgic tests and chemical lab analysis to be made in accordance to all requirements and procedures provided in Regulation NI 43-101 issued by the government of Canada.

This phase may simultaneously be made together with the Development and Initial Production of the Project.

5.2.- For the development of this phase, SUNBURST, shall incorporate a JV Company, the “CORPORATION”, of Mexican nationality, whose main object shall be the exploration and working of mining concessions, meeting all the requirements provided by Article 11 of the Mining Law, with the purpose of being authorized to be the title holder of the mining concessions and to enter into any kind of contracts and agreements in relation to its object. This corporation shall be recorded before the Mining Public Registry.

The capital stock of the CORPORATION (50,000 shares) shall initially be constituted by 99.99%  of the shares (49,999 shares) in favor of SUNBURST and 0.01% of the shares (1 share) in favor of the individual or entity designated by MEXORO for such effect.

5.3.- SUNBURST, once in possession of all legal authorities, shall transfer to the CORPORATION, 100% of its rights from the

MINING CONCESSIONS that make up the CIENEGUITA PROJECT, according to any agreement mentioned in Statement III, paragraph c) herein.

The CORPORATION shall ratify the Operation and Working Contract entered into with MRT referred to in paragraph 4.3 herein.

5.4.- The Administration of the “CORPORATION” as of its incorporation, shall be under the responsibility of one BOARD OF DIRECTORS, integrated by two members designated by  MRT, one member designated by SUNBURST and one member designated by MEXORO.

5.5- The BOARD OF DIRECTORS shall be integrated as follows:

CHAIRMAN

MARIO AYUB TOUCHE (MRT)

SECRETARY

FRANCISCO QUIROZ LUNA (MEXORO)

TREASURER

JUAN MANUEL FLORES CARRILLO (SUNBURST)

Member of the Council

RAMON LOO HERNANDEZ (MRT)

OPERATING COMMISSIONER

JACOBO ELIAS AYUB TOUCHE

Every member of the BOARD OF DIRECTORS shall have the right to one vote within the Board, except for the OPERATING COMMISSIONER who shall have the right to be heard but not to vote. The Chairman shall have the casting vote to break a tie.

The BOARD OF DIRECTORS shall have full power for SUITS AND COLLECTIONS, ACTS OF ADMINISTRATION AND OWNERSHIP, but for the exercise of the latter, the signature of the Chairman and one other member of the Board designated by SUNBURST or MEXORO shall be required.

The members of the Board shall not receive any consideration for their performance.

The BOARD OF DIRECTORS shall resolve in regards to the preparation of the Plan to develop the financial feasibility for the Project (Bankable feasibility), profit sharing of the CORPORATION, sale of assets and allocation of investments and to obtain credits, for which the authorization of three fourths of the members of the BOARD with voting right shall be obtained.

THE CORPORATION shall be responsible for the operation of the Plan to develop any work for the financial feasibility of the Project (Bankable feasibility).

5.6.- To  take the CIENGUITA PROJECT to Bankable Feasibility stage, MRT shall invest in the Project the amount of  US$5’000,000.00 (FIVE MILLION DOLLARS, legal currency of the United States of America).

5.7.- In the event the costs required for the Project to be in Financial Feasibility are less than  US$5 MILLION, MRT shall invest the difference to make US$ 5 MILLION, in any work necessary for the site development.

5.8.- Once the investment referred to above is made, the structure of the common stock of the CORPORATION shall be modified to be 60% owned by MRT and 40% in favor of SUNBURST and the By-Laws of the CORPORATION shall be modified in regards to the structure of the BOARD OF DIRECTORS, which shall be integrated by 5 members (CHAIRMAN, SECRETARY, TREASURER, FIRST MEMBER AND SECOND MEMBER) to be heard and vote, 3 (three) of whom shall be designated by  MRT (including its Chairman), 1 (one) by SUNBURST and 1 (one) by MEXORO.

If for any reason, MRT invests a total amount less than US$5 million agreed, the mentioned modification to the structure of the shares of the CORPORATION shall be in proportion to the amount invested, considering as basis the percentage of 60% of the total shares if US$5 million were invested; in such case, the BOARD OF DIRECTORS shall be modified as provided in the previous paragraph.

Such circumstance shall be notified by MRT to the Board of Directors and to the Shareholders’ Meeting of the CORPORATION, binding them to carry out the corresponding modifications within the 5 (five) calendar days after said notice.

5.9.- In the event that once US$5 MILLION mentioned in paragraph 5.6  have been invested, and the Bankable Feasibility Survey has not been prepared, and additional investment is required for such effect,  MRT and SUNBURST shall provide it in a percentage equal to their participation in the CORPORATION (60% MRT y 40%, SUNBURST or whatever is obtained based on paragraph 5.8) and that same percentage shall be kept; if any of the parties decides not to invest in those expenses, and the capital contribution is made by only one of them, this shall obtain an increase in its share contribution to the CORPORATION, proportionally to the additional investment made, considering that for each  US$100,000 invested in excess, it shall obtain an additional 1% in its contribution to the CORPORATION.

5.10.-  In the event MRT provides the required financing to carry out the Project to its definite stage based on the capacity determined in the feasibility survey, MRT shall obtain an additional percentage of 15% in the Project, but the minimum contribution to be held by SUNBURST or MEXORO if it does not make any capital contribution for the development shall be 25%.

5.11.- During this phase of the Project, expenses shall be charged for the operation and administration of the mining operation pursuant to the reference issue determined by the  Rocky Mountain Law Foundation.

5.12.- The Parties agree to hold Shareholders Meetings, agreements and covenants, etc., necessary to make the corporation adjustments in the CORPORATION, to comply with the provisions in this contract.

5.13.- For the development of the definite Work and final Mining of the Project, the CORPORATION shall enter into an Operation Contract with MRT in regards to the PROJECT, based on those terms and conditions of the contract entered into on August 18, 2005,  “Operators Agreement” by MRT and SUNBURST.

6.- REQUIRED AUTHORIZATIONS

6.1.- All necessary authorizations from the Boards of Administration and Directors of the parties have been obtained to enter into this Contract.

6.2.- SUNBURST and MEXORO, for the operation of this contract shall obtain the authorization from Paramount Gold and Silver Corp., pursuant to the Industrial Mortgages entered into by MEXORO and SUNBURST with said company pursuant to Statement III paragraph f) herein.

6.3.- In the event the authorization mentioned above is not obtained and the performance of all the agreements contained herein is not possible,  SUNBURST and MEXORO shall notify MRT of said circumstance, as well as the exact amount of the indebtedness derived from the mentioned Industrial Mortgages, in order to find the mechanisms to pay said debt to allow carrying out the object of this agreement, with the warranty at all times of the interests of the parties.

7.- GOOD FAITH

The parties act in good faith in the execution of this contract, and acknowledge the present status of the parties, projects, concessions, encumbrances, mortgages, contracts, etc., which allow them for the true and correct performance and development of the agreements contained herein.

8.- TERMINATION

The contract herein may be terminated:

a)

By mutual consent of all the parties herein;

b)

By written notice made by MRT to SUNBURST and MEXORO 10 days prior to the termination, stating it does not have any interest in continuing with the agreements contained herein;

c)

If the necessary authorizations to carry out the agreements herein are not obtained;

d)

By failure from any of the parties to comply with the obligations provided herein, in which case the non-compliant party shall be notified 30 days in advance, at its address, to correct such failure, and once the term is over and it fails to do it, this Contract shall be terminated.

9.- NOTICES AND ADDRESSES.

Any notice shall be valid if delivered personally, by certified mail or commercial forwarder with acknowledged receipt required, and shall be effective on the following day they are actually received.

The parties designate as their addresses the following:

MRT.- Avenida División del Norte, #305, Colonia San Felipe, Chihuahua, Chihuahua, Mexico, CP 31203.

SUNBURST and MEXORO.- Calle General Retana, #706, Colonia San Felipe, Chihuahua, Chihuahua, México, CP 31203

All notices to be delivered among the parties as a result of the application of this contract, shall be made in writing and addressed to the parties at the last address stated for such effect within this contract.

The parties may change their addresses by notifying the other parties ten (10) days in advance to said change.

If it is not possible to locate any of the parties at their address for reasons not imputable to the party to deliver such notice, said notice shall be valid and it is agreed hereby, and notice made by publication in a major newspaper of the capital of the State of Chihuahua.

10.- APPLICABLE LAW

In the event of any controversy for the construal and application, the parties agree to submit to:

a)

The amicable composition by agreements in good faith entered into for such effect;

b)

To the jurisdiction of the Mexican Laws in the Courts of the City of Chihuahua, Chihuahua, Mexico, expressly waiving any other jurisdiction which might correspond for reason of their present or future addresses.

11.- GENERAL

The parties shall act in good faith and mutual cooperation in all subjects related to this Contract in the understanding that:

a)

Said relationship shall not impose on any of them an obligation or responsibility other than those agreed herein;

b)

This contract does not constitute any merge between the parties;

c)

This contract does not constitute an association between the parties nor any joint or individual obligation between them other than those agreed herein;

d)

This contract may be amended by amendment in writing with the same formalities as those inserted herein.

e)

The parties shall carry out or promote the timely performance of each and all acts or documents required to execute the will of the parties contained herein.

12.- LANGUAGE

The contract herein has been executed in both English and Spanish, and the Spanish version shall prevail in the event of any discrepancy between them.

Once this contract was read by the parties, and acknowledging its legal scope and effects, it was executed on February 6, 2009, in the city of Chihuahua, Chihuahua, Mexico.

MINERA RIO TINTO S.A DE C.V.

  /s/ Mario H. Ayub Touche       .

MARIO H. AYUB TOUCHE

MEXORO MINERALS LTD

     /s/Francisco R. Quiroz Luna          .

FRANCISCO R. QUIROZ LUNA

SUNBURST MINING DE MEXICO S.A. DE C.V.

     /s/Francisco R. Quiroz Luna

   /s/Juan Manuel Flores Carrillo

FRANCISCO R. QUIROZ LUNA

JUAN MANUEL FLORES CARRILLO